EXHIBIT 3

                            AGREEMENT OF JOINT FILING

                  Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the each of the undersigned hereby agrees to file with the Securities and Exchange Commission the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agrees that such Statement, as so filed is filed on behalf of each of them.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of October 13, 1998.


                                   THE CHASE MANHATTAN CORPORATION


                                   By: /s/ Susan Sturges Spagnola
                                       -------------------------------------
                                          Name:  Susan Sturges Spagnola
                                          Title: Vice President, Assistant
                                                 General Counsel, Assistant
                                                 Corporate Secretary


                                   THE CHASE MANHATTAN BANK


                                   By: /s/ Susan Sturges Spagnola
                                       -------------------------------------
                                          Name:  Susan Sturges Spagnola
                                          Title: Vice President, Assistant
                                                 General Counsel, Assistant
                                                 Corporate Secretary